UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2013

GLYECO, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-30396	45-4030261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4802 East Ray Road, Suite 23-408 Phoenix, Arizona		85044
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 960-1539

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On July 15, 2013, the Board of Directors of GlyEco, Inc., a Nevada corporation (the “Company”), appointed Semple, Marchal & Cooper, LLP to be the Company’s independent registered public accountant for the fiscal year ending December 31, 2013.  Concurrent with the appointment of Semple, Marchal & Cooper, LLP, the Board of Directors dismissed Jorgensen & Co., which served as the Company’s independent registered public accountant for the fiscal years ended December 31, 2012, and December 31, 2011.

The reports provided by Jorgensen & Co. in connection with the Company’s financial statements for the fiscal years ended December 31, 2012, and December 31, 2011, did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles, except that they contained an explanatory paragraph in respect to the substantial doubt of the Company’s ability to continue as a going concern.

There was one disagreement between the Company and Jorgensen & Co. in connection with the audit of the Company’s financial statements for the fiscal year ended December 31, 2012.  The disagreement concerned the fair value of shares issued in non-monetary transactions.  The view of Jorgensen & Co. was that market conditions for the cash sale of securities (at $0.50) weighed heavily in the valuation of the shares, notwithstanding contractual agreements (at $1.00) for the parties to the non-monetary exchanges. The Board of Directors did not directly discuss the subject matter of the disagreement with Jorgensen & Co., and the disagreement was ultimately resolved to the satisfaction of Jorgensen & Co.  The Company has authorized Jorgensen & Co. to respond fully to any inquiries of Semple, Marchal & Cooper LLP concerning the subject matter of the disagreement.

Notwithstanding the foregoing, there were no other disagreements between the Company and Jorgensen & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Jorgensen & Co., would have caused Jorgensen & Co. to make reference to the subject matter of the disagreements in connection with its reports on the Company’s financial statements; and there were no other reportable events as that term is described in Item 304(a)(1)(v) of Regulation S-K.

On July 15, 2013, the Company provided Jorgensen & Co. with a copy of the disclosures it is making in response to Item 4.01 on this Current Report on Form 8-K, and requested that Jorgensen & Co. furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  A copy of the letter, dated July 15, 2013, is filed as Exhibit 16.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

As reported above, on July 15, 2013, the Board of Directors appointed Semple, Marchal & Cooper, LLP to be the Company’s independent registered public accountant for the fiscal year ending December 31, 2013. During the two most recent completed fiscal years and through July 15, 2013, neither the Company nor anyone on its behalf consulted with Semple, Marchal & Cooper, LLP regarding any of the following: (i) the application of accounting principles to a specific transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements, and none of the following was provided to the Company (a) a written report, or (b) oral advice that Semple, Marchal & Cooper, LLP concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing, or financial reporting issue; or (iii) any matter that was subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number:	Description of Exhibit:
16.1	Letter from Jorgensen & Co. dated July 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLYECO, INC.

Dated: July 16, 2013	By:	/s/ John Lorenz
John Lorenz President and Chief Executive Officer, Director (Principal Executive Officer)